                                                                     EXHIBIT 4.1

                             (FACE OF CERTIFICATE)

Incorporated Under the Laws                               Common Stock
   of the State of Texas                               (Par Value $1.00)

                           Enserch Exploration, Inc.

NUMBER                                                                    SHARES
- ------                                                                    ------

                                                               CUSIP 29356V 10 0

This Certificate is transferable                         See reverse for certain
in New York, New York and                            restrictions on preemptive,
Chicago, Illinois                                     transfer and other rights.

     This is to certify that _______________________________ is the owner of _________________________________ fully paid and non-assessable shares of the Common Stock of Enserch Exploration, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

     This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

Treasurer                Enserch Exploration, Inc.            Chairman
                              Corporate Seal
                                  Texas
                                   1994

Countersigned and registered.
Harris Trust Company of New York
Transfer Agent and Registrar

By
Authorized Signature

                            (REVERSE OF CERTIFICATE)

                           Enserch Exploration, Inc.

     Article Four of the Restated Articles of Incorporation of the Corporation sets forth (a) the authorized amounts, designations, preferences, limitations and relative rights of each class of capital stock authorized to be issued, (b) a denial to shareholders of preemptive rights to acquire unissued or treasury shares of the Corporation and (c) a denial to shareholders of the right of cumulative voting. In addition, under Article Eight (B) of the Restated Articles of Incorporation and Article XV of the Bylaws, stock transfer, voting, distribution and ownership rights of certain non-United States citizens are restricted and stock may be redeemed by the Corporation in order to satisfy the citizenship or other requirements imposed by laws relating to the oil and gas business of the Corporation. The Corporation will furnish to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office, and there is on file in the office of the Secretary of State of Texas, (i) a full statement of all of the designations, preferences, limitations and relative rights of the shares of each class of stock authorized to be issued, (ii) the variations in the relative rights and preferences of the shares of any preferred or special class in series of stock which the Corporation is authorized to issue so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of any subsequent series, (iii) a full statement of the denial of preemptive rights contained in the Articles of Incorporation and (iv) a full statement of the provisions of the Restated Articles of Incorporation, the Bylaws and any resolutions adopted by the Corporation that restrict stock ownership.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN  - as joint tenants with right
          of survivorship and not as
          tenants in common

                                   UNIF GIFT MIN ACT - _______ Custodian _______
                                                       (Cust)            (Minor)
                                                    under Uniform Gifts to Minor
                                                                     Act _______
                                                                         (State)

Additional abbreviations may also be used though not in the above list.

     For value received,______ hereby sell, assign and transfer unto

Please insert Social Security
or other Identifying Number
if Assignee________________


_____________________________________________________________________
       (Please print or typewrite name and address, including
                       Zip Code, of Assignee)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated___________________

                                                      X_________________________
                                                              (Signature)

                                                      X_________________________
                                                              (Signature)

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the Certificate in every particular without alteration or enlargement or any change whatever.


                                                 _______________________________
                                                 Street or P.O. Box

                                                 _______________________________
                                                 City        State      Zip Code

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

Signature(s) Guaranteed By: